UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2012

MORGAN STANLEY
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-11758		36-3145972
(Commission File Number)		(IRS Employer Identification No.)

1585 Broadway, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure.

On May 31, 2012, Morgan Stanley issued a press release announcing its intention to exercise its right (the “Call Right”) to purchase 14% (the “14% Interest”) of the total outstanding common membership interests (the “Membership Interests”) of Morgan Stanley Smith Barney Holdings LLC (“MSSBH”) from Citigroup Inc. (“Citigroup”) and/or its affiliates.  The purchase price (the “FMV”) for the 14% Interest will be payable in cash and will be determined in accordance with the Amended and Restated Limited Liability Company Agreement of MSSBH, dated as of May 31, 2009 (the “LLC Agreement”).  Morgan Stanley expects to deliver notice to Citigroup of its irrevocable election to exercise the Call Right on June 1, 2012 (the date of Citigroup’s receipt of such notice, the “Notice Date”).  A copy of Morgan Stanley’s press release is furnished as Exhibit 99.1 hereto.

Definition of FMV

Under the LLC Agreement, “FMV” is defined as the product of:

•         the aggregate common equity market value of MSSBH on the Notice Date, as if, on the Notice Date, MSSBH had been converted into a domestic corporation or a new domestic corporation had been formed to own all the Membership Interests or assets of MSSBH (and assuming that the preferred membership interests of MSSBH had been converted to preferred stock of such corporation with the same amount of liquidation preference and having substantially the same terms as the preferred membership interests of MSSBH, subject to any modifications as may be mutually agreed by the MSSBH members in order to permit the exchange of preferred membership interests for preferred stock to be treated as a tax-free transaction for U.S. federal income tax purposes), and the common shares of such corporation (the “Publicly Traded JV Company”) were traded on the New York Stock Exchange or Nasdaq on a Fully Distributed Basis (as defined below); and

•         the percentage of outstanding Membership Interests subject to the Call Right.

Under the LLC Agreement, FMV will (i) not include any control premium, (ii) not include any discount due to the illiquid nature of the Membership Interests or any discount relating to the fact that MSSBH is not a public company, (iii) take into account (A) the prospects of MSSBH, (B) the value of the estimated future earnings of MSSBH, (C) the size of MSSBH, (D) the public market trading values of comparable companies, (E) the business mix of MSSBH relative to comparable companies and (F) such other factors as the Appraisers (as defined below) deem relevant, (iv) be based on (A) the valuation of MSSBH and its subsidiaries taken as a whole, (B) an assumption that MSSBH will remain independent and have the continued ownership of its subsidiaries and (C) an assumption that the then existing contractual relationships among Morgan Stanley, Citigroup and MSSBH and their respective controlled affiliates shall remain in full force and effect and continue in accordance with their terms (other than certain transaction documents that terminate in accordance with their terms), (v) take into account whether or not any items are non-recurring and (vi) assume that all funding contribution obligations and obligations to make any delayed contributions of certain businesses to MSSBH have been satisfied or made and all delayed distributions of certain businesses from MSSBH to Morgan Stanley and Citigroup have been effected.  FMV will also take into account the tax attributes of the Publicly Traded JV Company, including an assumption that the Publicly Traded JV Company had received the benefit of a tax basis step-up for income tax purposes (if then available under applicable law) arising by reason of the purchase of (i) Citigroup’s entire Membership Interest in MSSBH (i.e., a 49% percentage interest) at FMV as of the Notice Date and (ii) all preferred membership interests of MSSBH then held by Citigroup and/or its affiliates at their liquidation preference.  As of March 31, 2012, there was an aggregate face amount of approximately $7.5 billion of preferred membership interests of MSSBH outstanding, of which approximately $5.5 billion was held by Morgan Stanley and $2 billion was held by Citigroup.  The determination of FMV will assume only a single level of corporate income tax imposed on the Publicly Traded JV Company.

“Fully Distributed Basis” means assuming 100% of the common shares of the Publicly Traded JV Company were publicly traded at such time and no one person or group of persons beneficially owned more than 1% of such shares.

Process for Determining FMV

The LLC Agreement provides that FMV will be determined by the following process:

•         No later than the 10th day after the Notice Date, Morgan Stanley and Citigroup each will engage one investment bank or financial advisory firm of national standing and with experience in the valuation of securities of financial services companies (an “Appraiser”) for purposes of estimating FMV.  All fees and disbursements of the first two Appraisers shall be the responsibility of the party that engaged such Appraiser.  Either or both of the first two Appraisers may be an affiliate of the party engaging such Appraiser, and Morgan Stanley has engaged Morgan Stanley Investment Banking as its Appraiser.  Each such Appraiser will determine FMV in good faith in accordance with the definition of FMV described above, and deliver its estimate of FMV not later than the first business day that is at least 45 days after the Notice Date.  If the higher of the two estimates of FMV submitted by the two Appraisers is not more than 110% of the lower estimate, then the FMV will be the average of the FMV estimates of the first two Appraisers.

•         If the higher of the two estimates of FMV is more than 110% of the lower estimate, then the two Appraisers will jointly select a third Appraiser who is independent of, and not affiliated with, Morgan Stanley or Citigroup, or their Affiliates or the first two Appraisers, to determine FMV.  If the two Appraisers are unable to agree upon a third Appraiser by the 55th day immediately following the Notice Date, the third Appraiser will be selected as follows:  each of the first two Appraisers will suggest three potential third Appraisers, for a total of six.  Each of the first two Appraisers will be entitled to veto two of the other Appraiser’s three suggestions.  The third Appraiser will then be chosen from the remaining two suggested names by lot or other similar fair random process.  The third Appraiser will be engaged no later than the 60th day immediately following the Notice Date.  All fees and disbursements of the third Appraiser will be shared equally by Citigroup and Morgan Stanley.

•         The third Appraiser will determine FMV in good faith in accordance with the definition of FMV described above, and submit its estimate of FMV no later than the 90th day immediately following the Notice Date; provided that the estimate of the third Appraiser must be equal to one of, or be within the range between, the estimates of the first two Appraisers.

•         If the FMV estimated by the third Appraiser is in the middle third of the range of the FMVs estimated by the other two Appraisers, the FMV of the third Appraiser will be the final FMV.  If the FMV estimated by the third Appraiser is in the top third of the range, the final FMV will be the average of the FMV estimated by the third Appraiser and the higher FMV of the first two Appraisers.  If the FMV estimated by the third Appraiser is in the bottom third of the range, the final FMV will be the average of the FMV estimated by the third Appraiser and the lower FMV of the first two Appraisers.

Deposit Transfer Payment

In connection with the exercise of the Call Right, certain deposits held by Citigroup relating to customer accounts will be transferred to Morgan Stanley to reflect the resulting change in the relative percentage ownership interests of Citigroup and Morgan Stanley in MSSBH.  Based on deposit amounts held as of March 31, 2012, approximately $5.4 billion of deposits held by Citigroup would be transferred to Morgan Stanley upon consummation of the Call Right.  The actual amount of deposits to be transferred will be based on the deposit amounts held as of consummation of the Call Right.  The aggregate amount of transferred deposits represents 14% of the deposits in certain types of customer accounts generated since the formation of MSSBH.  Morgan Stanley will be required to pay to Citigroup, in addition to FMV for the 14% Interest, an amount equal to a premium on the total amount of such reallocated deposits, calculated taking into account the interest rate, liquidity and normal demographic characteristics of such deposit portfolio and determined as of the Notice Date using the same FMV determination procedures described above.

Forward-Looking Statements

The information above contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.  Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made and which reflect current estimates, projections, expectations or beliefs.  These forward-looking statements are subject to numerous risks and uncertainties, and there are important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the control of Morgan Stanley.  There can be no assurance as to the timing or outcome of the FMV determination process or the exercise of the Call Right.

The information in Item 7.01 and Exhibit 99.1 is being furnished, not filed, and accordingly will not be incorporated by reference into any registration statement filed by Morgan Stanley under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)  Exhibits

99.1        Press Release of Morgan Stanley, dated May 31, 2012.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:      May 31, 2012                                                                                         MORGAN STANLEY

By:	/s/ Martin M. Cohen
	Name:	Martin M. Cohen
	Title:	Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number

Description
99.1	Press Release of Morgan Stanley, dated May 31, 2012.